EXHIBIT 11.1


                        STATEMENT RE: EARNINGS PER SHARE
                        --------------------------------
                                                                                    PERIOD FROM
                                                                                     INCEPTION                  NINE MONTHS
                                                                                (MARCH 7, 1995) TO                 ENDED
                                                                                 DECEMBER 31, 1995           SEPTEMBER 30, 1996
                                                                                -------------------         --------------------

Net loss                                                                           $(2,261,434)                 $(2,981,022)
                                                                                   ------------                 ------------
Weighted average common shares outstanding                                           4,800,000                    4,800,000
Stock issued within twelve months of initial public offering                         2,921,838                    2,921,838
Pro forma conversion of amounts due to related parties                                 700,000                      700,000
                                                                                   ------------                 ------------
Weighted average number of common and common equivalent shares outstanding           8,421,838                    8,421,838
                                                                                   ============                 ============
Net loss per share amount                                                               $(0.27)                      $(0.35)
                                                                                   ============                 ============

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       Pursuant to Securities and Exchange  Commission Staff Accounting Bulletin
       No. 83, stock, stock options and stock warrants issued at prices below the initial public offering price during the 12-month period immediately preceding the initial filing date of the Company's Registration Statement of its initial public offering have been included as outstanding for all periods presented. The dilutive effect of the common stock equivalents was computed in accordance with the treasury stock method.